Exhibit 5.1

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June 7, 2022

Embark Technology, Inc.

424 Townsend Street

San Francisco, CA 94107

Re:	Embark Technology, Inc. – Registration Statement on Form S-1

To the addressee set forth above:

We have acted as special counsel to Embark Technology, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the offer and sale from time to time, in each case, by the selling shareholder named in the Registration Statement (the “Shareholder”) of (i) 450,000 outstanding shares (the “Upfront Commitment Fee Shares”) of Class A common stock, par value $0.0001 per share, of the Company (the “Common Stock”) that were issued to the Shareholder by the Company as consideration for the Shareholder’s execution and delivery of that certain common stock purchase agreement, dated as of May 31, 2022, by and between the Company and the Shareholder (the “Purchase Agreement”) and (ii) up to 30,000,000 shares of Common Stock the Company may elect, in its sole discretion, to issue and sell to the Shareholder, from time to time from and after the Commencement Date as defined in the Purchase Agreement (the “Reserve Shares”, and together with the Upfront Commitment Fee Shares, the “Shares”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus or prospectus supplement (collectively, the “Prospectus”), other than as expressly stated herein with respect to the offer and sale of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

June 7, 2022

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	The Upfront Commitment Fee Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

2.	When the Reserve Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Shareholder, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement and the Purchase Agreement, the issuance and sale of the Reserve Shares will have been duly authorized by all necessary corporate action of the Company, and the Reserve Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that certain terms of the Reserve Shares to be issued by the Company from time to time will be authorized and approved by the Company’s board of directors (the “Board”) or one or more committees thereof established by the Board or other person or body designated by the Board having the authority to issue and sell Reserve Shares pursuant to the Purchase Agreement in accordance with the DGCL, the Second Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws of Embark Technology, Inc. and certain resolutions of the Board and one or more committees thereof.

In rendering the foregoing opinions, we have assumed that (i) the Company complied or will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL and (ii) upon the issuance of any of the Reserve Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its certificate of incorporation.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP